EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of February 7, 2005 by and between ENDOLOGIX, INC., a Delaware corporation (the “Company”), and Herbert Mertens an individual (the “Executive”).

R E C I T A L

        The Company desires to employ Executive in the capacity hereinafter stated, and the Executive desires to enter into the employ of the Company in that capacity pursuant to the terms and conditions set forth herein.

A G R E E M E N T

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and the Executive, intending to be legally bound, hereby agree as follows:

    1.        Employment. The Company hereby agrees to employ the Executive as Vice President of Sales and Marketing of the Company, reporting to the President and Chief Executive Officer of the Company, and the Executive accepts such employment and agrees to devote substantially all his business time and efforts and skills on such reasonable duties as shall be assigned to him by the Company commensurate with such position. The term of this Agreement shall commence on February 7, 2005 and expire on October 18, 2005, unless sooner terminated pursuant to the terms and provisions herein stated. This Agreement shall automatically be extended for additional one (1) year renewal terms (unless sooner terminated pursuant to the terms and provisions herein) unless either party gives written notice to the other to terminate this Agreement at least thirty (30) days prior to the end of the preceding term.

    2.        Stock Options: Acceleration of Options. Notwithstanding any provisions of the Company’s option or stock incentive plan, or of the Executive’s stock option or restricted stock agreements, in the event of a “Corporate Transaction” or “Change in Control,” as defined below, during the period of the Executive’s employment with the Company, all of the Executive’s stock options shall vest in full and all rights of the Company to repurchase restricted stock of the Executive shall terminate.

        For purposes hereof, “Change in Control” shall mean a change in ownership or control of the Company effected through the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept.

        For purposes hereof, “Corporate Transaction” shall mean either of the following stockholder-approved transactions to which the Company is a party:

    (A)        A merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(B) The sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

    3.        Termination.

        3.1 Termination by the Company for Cause. Any of the following acts or omissions shall constitute grounds for the Company to terminate the Executive’s employment pursuant to this Agreement for “cause”:

    (a)        Willful misconduct by Executive causing material harm to the Company but only if Executive shall not have discontinued such misconduct within 30 days after receiving written notice from the Company describing the misconduct and stating that the Company will consider the continuation of such misconduct as cause for termination of this Agreement,

    (b)        Any material act or omission by the Executive involving gross negligence in the performance of the Executive’s duties to, or material deviation from any of the policies or directives of, the Company, other than a deviation taken in good faith by the Executive for the benefit of the Company,

    (c)        Any illegal act by the Executive which materially and adversely affects the business of the Company, provided that the Company may suspend the Executive with pay while any allegation of such illegal act is investigated, or

    (d)        any felony committed by Executive, as evidenced by conviction thereof, provided that the Company may suspend the Executive with pay while any allegation of such felonious act is investigated.

In addition to, and notwithstanding, subparagraphs (c) and (d) above, in the event that Executive is charged with, or indicted for, an illegal act, Executive and the Company acknowledge that Executive’s efforts may be diverted from his duties for the Company. Therefore, in such event, Executive and the Company agree that Executive shall be placed on an unpaid leave of absence until resolution of such matter, unless the Company and Executive otherwise agree.

Termination by the Company for cause shall be accomplished by written notice to the Executive and, in the event of a termination pursuant to Sections 3.1(a), 3.1(b), and/or 3.1(c) above, shall be preceded by a written notice providing a reasonable opportunity for the Executive to correct his conduct.

        3.2 Termination for Death or Disability. In addition to termination for cause pursuant to Section 3.1 hereof, the Executive’s employment pursuant to this Agreement shall be immediately terminated without notice by the Company (i) upon the death of the Executive or (ii) upon the Executive becoming totally disabled. For purposes of this Agreement, the term “totally disabled” means an inability of Executive, due to a physical or mental illness, injury or impairment, to perform a substantial portion of his duties for a period of one hundred eighty (180) or more consecutive days, as determined by a competent physician selected by the Company’s Board of Directors and reasonably agreed to by the Executive, following such one hundred eighty (180) day period.

        3.3 Termination for Good Reason. Executive’s employment pursuant to this Agreement may be terminated by the Executive for “good reason” if the Executive voluntarily terminates his employment as a result of any of the following:

    (a)        Without the Executive’s prior written consent, a reduction in his then current

Base Salary; or

    (b)        Without the Executive’s prior written consent, the assignment to Executive of duties substantially and materially inconsistent with the position and nature of Executive’s employment as set forth in Section 1 of this Agreement, or

    (c)        Without Executive’s prior written consent, a relocation of the Executive’s place of employment outside of Orange County, California.

        3.4 Termination Without Cause. The Company may terminate this Agreement, and the employment of the Executive under this Agreement, without cause, at any time upon at least thirty (30) days’ prior written notice to the Executive. This Section 3.4 shall not apply to a termination of the Executive by the Company as a result of a “Corporate Transaction” or “Change in Control”, but, instead, the provisions of Section 3.5 below shall apply.

        3.5 Termination Due to Corporate Transaction or Change in Control. The Company may terminate this Agreement and the employment of the Executive under this Agreement, upon at least thirty (30) days’ prior written notice to the Executive in the event of a “Corporate Transaction” or “Change in Control,” as defined in Section 2, during the period of the Executive’s employment. The Executive may terminate this Agreement and the employment of the Executive under this Agreement upon at least thirty (30) days’ prior written notice to the Company upon the occurrence of a “Corporate Transaction” or “Change in Control,” as defined in Section 2, during the period of Executive’s employment if any of the following occur as a result of the “Corporate Transaction” or “Change in Control”: (i) a reduction in Executive’s current Base Salary, (ii) the assignment to Executive of duties substantially and materially inconsistent with the position and nature of Executive’s employment as set forth in Section 1 of this Agreement, (iii) the failure by the Company to obtain from any successor an agreement to assume and perform this Agreement; (iv) Executive is not offered a new employment agreement; or (v) Executive is not offered a new employment agreement on substantially the same terms as provided in this Agreement.

      3.6 Payments Upon Removal or Termination.

    (a)        If, during the term of this Agreement, the Executive resigns for one of the reasons stated in Section 3.3, or if the Company terminates Executive’s employment pursuant to Section 3.4 above, the Executive shall be entitled to the following compensation: (i) the portion of his then current Base Salary which has accrued through his date of termination, (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable at the date of Executive’s termination, (iii) severance payment in an amount of six-months equal to Executive’s then-current Base Salary; (the “Severance Amount”), and (iv) to the extent not already vested under Section 2 or otherwise all of Executive’s options to purchase shares of the Company’s common stock and restricted stock shall vest by six additional months, and such options shall otherwise be exercisable in accordance with their terms. In addition, in such event, Executive shall be entitled to (a) a prorated payment equal to the target bonus amount for which Executive would be eligible for the year in which such resignation or termination occurred, and (b) continuation of the insurance benefits set forth in Exhibit A, for six-months. The payments provided by this paragraph 3.6(a) shall be Executive’s complete and exclusive remedy for any such termination.

    (b)        If, during the term of this Agreement, the Company terminates Executive’s employment pursuant to Section 3.5 above or the Executive terminates his employment pursuant to Section 3.5 above, the Executive shall be entitled to the following compensation: (i) the portion of his then current Base Salary which has accrued through his date of termination, (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable at the date of Executive’s termination, (iii) severance payment in an amount of twelve-months equal to Executive’s then-current Base Salary (the “Severance Amount”); and (iv) to the extent not already vested under Section 2 or otherwise all of Executive’s options to purchase shares of the Company’s common stock and restricted stock shall accelerate and automatically vest, and such options shall otherwise be exercisable in accordance with their terms. In addition, in such event, Executive shall be entitled to (a) a prorated payment equal to the target bonus amount for which Executive would be eligible for the year in which such resignation or termination occurred, and (b) continuation of the insurance benefits set forth in Exhibit A, for twelve-months. The payments provided by this paragraph 3.6(b) shall be Executive’s complete and exclusive remedy for any such termination.

    (c)        All payments required to be made by the Company to the Executive pursuant to this Section 3 shall be paid on a regular basis in accordance with the Company’s normal payroll procedures and policies, including, without limitation, the Severance Amount which shall be paid at such times and in such amounts consistent with the Company’s normal payroll procedures and policies over the number of months immediately succeeding the date of termination that is equal to the number of months of Base Salary payable as the Severance Amount. If the Company terminates the Executive’s employment pursuant to Sections 3.1 or 3.2, or if the Executive voluntarily resigns (except as provided in Section 3.3 or Section 3.5), then the Executive shall be entitled to only the compensation set forth in items (i) and (ii) of Section 3.6(a).

    (d)        To the extent that any or all of the payments and benefits provided for in this Agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and, but for this paragraph, would be subject to the excise tax imposed by Section 4999 of the Code, then at the Executive’s election:

    (i)        The Executive shall receive all such payments and benefits the

Executive is entitled to receive hereunder, and any liability for taxes pursuant to the above shall be the liability solely of the Executive; or

    (ii)        The aggregate amount of such payments and benefits shall be reduced such that the present value thereof (as determined under the Code and applicable regulations) is equal to 2.99 times the Executive’s “base amount” (as defined in Section 280G of the Code).

The determination of any reduction or increase of any payment or benefits under this paragraph pursuant to the foregoing provision shall be made by a nationally recognized public accounting firm chosen by the Company in good faith, and such determination shall be conclusive and binding on the Company and the Executive.

    4.        Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of the Executive, assign its rights and obligations under this Agreement to an Affiliate or to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 4.

    5.        Successors. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee, or other designee or, if there be no such designee, to the Executive’s estate.

    6.        Miscellaneous.

        6.1 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of California.

        6.2 Prior Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

        6.3 Arbitration. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, the matter shall be determined by arbitration, which shall take place in Orange County, California, under the rules of the American Arbitration Association. The arbitrator shall be a retired Superior Court judge mutually agreeable to the parties and if the parties cannot agree such person shall be chosen in accordance with the rules of the American Arbitration Association. The arbitrator shall be bound by applicable legal precedent in reaching his or her decision. Any judgment upon such award may be entered in any court having jurisdiction thereof. Any decision or award of such arbitrator shall be final and binding upon the parties and shall not be appealable. The parties hereby consent to the jurisdiction of such arbitrator and of any court having jurisdiction to enter judgment upon and enforce any action taken by such arbitrator. The fees payable to the American Arbitration Association and the arbitrator shall be paid by the Company.

        6.4 Withholding Taxes. The Company may withhold from any salary and benefits payable under this Agreement all federal, state, city or other taxes or amounts as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

        6.5 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

        6.6 No Waiver. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

        6.7 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

        6.8 Counterpart Execution. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

        6.9 Attorneys Fees. Should any legal action or arbitration be required to resolve any dispute over the meaning or enforceability of this Agreement or to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its or his reasonable attorneys fees and costs incurred in such action, in addition to any other relief to which that party may be entitled.

        6.10 Notices. Any notice required or permitted to be given hereunder shall be in writing and may be personally served or sent by United States Mail, and shall be deemed to have been given when personally served or two days after having been deposited in the United States Mail, registered mail, return receipt requested, with first class postage prepaid and properly addressed as follows:

If to Executive:
Herbert Mertens 13900 Alton Parkway, Suite 122
Irvine, CA 92618
If to the Company:
Endologix, Inc. 13900 Alton Parkway, Suite 122
Irvine, CA 92618
Attn: Chief Executive Officer

        6.11 Proprietary Information and Inventions Agreement. Executive agrees to sign the Company's standard form of employee proprietary information and inventions agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

ENDOLOGIX, INC A Delaware corporation

By: /s/ Paul McCormick __________________________________________ Paul McCormick President and CEO

"EXECUTIVE"

_________________________

Exhibit A

Benefits

      — Health Insurance

      — Dental Insurance

      — Vision Service Plan

      — Prescription Drug Insurance

      — Group Life Insurance